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                                                                     EXHIBIT 5.1



                                  October 3, 2000

Global TeleSystems, Inc.
4121 Wilson Blvd.
8th Floor
Arlington, VA  22203

Ladies and Gentlemen:

     I have acted as counsel to Global TeleSystems, Inc., a Delaware Corporation ("GTS"), in connection with the combined Post-effective Amendment No. 1 to Registration Statement on Form S-3 (no. 333-78097) and new Registration Statement (No. 333-____)(collectively, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offering from time to time by certain holders of 10,000,000 Depositary Shares each representing 1/100 of a share of 7 1/4% Cumulative Convertible Preferred Stock (liquidation preference $50 per share) of GTS (the "Depositary Shares"), 100,000 shares of 7 1/4% Cumulative Convertible Preferred Stock, par value $.0001 per share, (liquidation preference $5,000 per share) of GTS (the "Convertible Preferred Stock"), 14,492,000 shares of common stock, par value $.10 per share ("Common Stock") of GTS issuable on conversion of the Convertible Preferred Stock and 23,000,000 shares of Common Stock that maybe issued from time to time as dividends on the Convertible Preferred Stock. The Depositary Shares, the Common Stock issuable on conversion of the Convertible Preferred and the Convertible Preferred Stock are being registered in connection with the obligation of GTS, pursuant to a certain registration rights agreement, to register such securities held by certain holders thereof that may be sold pursuant to the prospectus included in the Registration Statement (the "Prospectus"). The Common Stock that may be issued from time to time as dividends on the Convertible Preferred Stock is being registered in connection with the obligation of GTS, pursuant to a certain depositary agreement, to register such Common Stock. The Depositary Shares, the Common Stock and the Convertible Preferred Stock are described in the Prospectus. This opinion is an exhibit to the Registration Statement.

     In that capacity, I have reviewed the Registration Statement, the Certificate of Incorporation, including the Certificate of Designations of the Powers, Preferences and Relative Optional and Other Special Rights of 7 1/4% Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the aforementioned securities and originals, or copies certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies.

     Based upon the foregoing, I am of the opinion that:

                  (i) the Convertible Preferred Stock (which are represented by Depositary Shares) has been duly authorized and is validly issued, fully paid and non-assessable;

                  (ii) the Common Stock issuable on conversion of the Convertible Preferred Stock has been duly authorized, and upon Conversion of the Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, has been and will be validly issued, fully paid and non-assessable; and

                  (iii) the Common Stock that may be issued from time to time by the Company as dividends on the Convertible Preferred Stock, has been duly authorized and, upon due declaration by the Board of




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Directors of the Company of a dividend on the Convertible Preferred Stock payable in Common Stock, and due payment of such dividend in accordance with the Certificate of Designations, has been and will be validly issued, fully paid and non-assessable.

     My opinions expressed above are limited to Delaware corporate law and I do not express any opinion herein concerning any other law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Prospectus.

                                          Very truly yours,

                                          Arnold Y. Dean
                                          Deputy General Counsel